UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

S&T BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	0-12508	25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street

Indiana, Pennsylvania

(Address of principal executive offices)

15701

(Zip Code)

(800) 325-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2014, the board of directors (the “Board”) of S&T Bancorp, Inc. (“S&T”) adopted amended and restated by-laws of S&T (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws, among other things: (i) dictate the type of notice to be given for shareholder meetings; (ii) provide revised procedures for nominations for the election of directors and other proposals for action at an annual meeting of shareholders; (iii) changed the mandatory retirement age for certain directors; (iv) changed the minimum and maximum sizes of the Board; and (v) include additional details regarding the structure of Board committees.

The foregoing description of the amendments made in the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits to this current report are listed in the Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T BANCORP, INC.

/s/ Mark Kochvar
Name:	Mark Kochvar
Title:	Senior Executive Vice President, Chief Financial Officer

Date: March 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of S&T Bancorp, Inc.